Exhibit 99.1

Contact:	Susan E. Moss Investor Relations (502) 596-6569

KINDRED HEALTHCARE COMMENCES

REGISTERED EXCHANGE OFFER FOR ITS 8.00% SENIOR NOTES DUE 2020 AND

8.75% SENIOR NOTES DUE 2023

LOUISVILLE, Ky. (September 29, 2015) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced the commencement of an exchange offer for all of its outstanding 8.00% Senior Notes due 2020 and 8.75% Senior Notes due 2023 (together, the “Initial Notes”), which are not registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its 8.00% Senior Notes due 2020 and 8.75% Senior Notes due 2023, respectively, which have been registered under the Securities Act (together, the “New Notes”). The exchange offer will commence on September 29, 2015 and expire at 5:00 p.m. New York City time, on October 28, 2015.

The New Notes are substantially identical to the Initial Notes, except that the New Notes have been registered under the Securities Act, and will not bear any legend restricting their transfer. This exchange offer is being initiated to fulfill the Company’s obligations under the registration rights agreements entered into with the initial purchasers of the Initial Notes.

The Company will accept for exchange any Initial Notes validly tendered and not withdrawn prior to the expiration of the exchange offer at 5:00 p.m. New York City time, on October 28, 2015, unless the exchange offer is extended or terminated.

The terms of the exchange offer and other information relating to the Company are set forth in a prospectus dated September 29, 2015. A written prospectus providing the terms of the exchange offer may be obtained from Wells Fargo Bank, National Association, which is serving as the exchange agent for the exchange offer. Wells Fargo Bank, National Association can be contacted at:

Wells Fargo Bank, National Association

Corporate Trust Operations

MAC N9303-121

6th Street & Marquette Avenue

Minneapolis, MN 55479

Telephone: (800) 344-5128

Facsimile: (612) 667-6282

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680 South Fourth Street      Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Commences Registered Exchange Offer for Its 8.00% Senior Notes Due

2020 and 8.75% Senior Notes Due 2023

September 29, 2015

This press release does not constitute an offer to purchase any securities or the solicitation of an offer to sell any securities. The exchange offer is being made only pursuant to the prospectus dated September 29, 2015 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the terms of the exchange offer, the issuance of the New Notes in exchange for the Initial Notes, and extension or termination of the exchange offer, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Factors that may affect the Company’s plans, results or stock price are set forth in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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Kindred Healthcare Commences Registered Exchange Offer for Its 8.00% Senior Notes Due

2020 and 8.75% Senior Notes Due 2023

September 29, 2015

About Kindred Healthcare

Kindred Healthcare, Inc., a top-85 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion.1 At June 30, 2015, Kindred through its subsidiaries had approximately 103,700 employees providing healthcare services in 2,730 locations in 47 states, including 96 transitional care hospitals, 16 inpatient rehabilitation hospitals, 90 nursing centers, 21 sub-acute units, 656 Kindred at Home home health, hospice and non-medical home care sites of service, 99 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,752 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for six years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve.

[1]	Revenues were computed by combining the twelve months ended December 31, 2014 data for Kindred, Gentiva Health Services, Inc., which was acquired by the Company on February 2, 2015, and Centerre Healthcare Corporation, which was acquired by the Company on January 1, 2015.

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